EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS

PERFORMANCE FOR NOVEMBER 2001

HOUSTON, Dec. 3, 2001 - Continental Airlines (NYSE: CAL) today reported a 73.8 percent domestic and 66.8 percent international load factor for a systemwide load factor of 71.4 percent in November 2001. The systemwide load factor is 1.2 points below the 72.6 percent load factor reported for November 2000.

Continental's on-time arrival rate was 85.9 percent and its completion factor was 99.5 percent for November 2001.

In November 2001, Continental flew 4.2 billion revenue passenger miles (RPMs) systemwide and 5.9 billion available seat miles (ASMs), resulting in a traffic decrease of 16.7 percent and a capacity decrease of 15.2 percent versus November 2000. Domestic traffic was 2.8 billion RPMs, down 12.9 percent from November 2000, and domestic capacity was 3.8 billion ASMs, down 12.8 percent from last year.

During the Thanksgiving holiday, Nov. 21-26, the carrier reported a load factor of 77.5 percent, which is essentially unchanged from last year's load factor during this period. On Sunday, Nov. 25, Continental reported a 91.1 percent domestic load factor, 1.4 points higher than the same Sunday last year.

Lower year-over-year yields and moderately lower load factors resulted in a decrease in estimated systemwide passenger revenue per available seat mile (RASM) of between 17 and 19 percent for November 2001, as compared to November 2000. For the month of October 2001, RASM declined 23 percent as compared to October 2000.

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NOVEMBER 2001 PERFORMANCE/PAGE 2

Continental Express, a wholly owned subsidiary of Continental Airlines, reported a load factor of 63.5 percent for November 2001, 1.2 points above last year. Continental Express flew 281.0 million RPMs and 442.3 million ASMs in November, resulting in a traffic increase of 6.3 percent and a capacity increase of 4.1 percent versus November 2000.

Bookings for Christmas travel remain strong and load factors are anticipated to be similar to last year.

Weekly Statistics

The following table summarizes Continental's year-over-year load factor difference for the complete weeks of November 2001 on a same day-of-week basis.

PRELIMINARY YEAR-OVER-YEAR LOAD FACTOR DIFFERENCE

	Oct 29-Nov 4	Nov 5-11	Nov 12-18	Nov 19-25	Nov 26-Dec 2

Domestic	0.5 Points	(0.5) Points	(0.4) Points	0.0 Points	1.9 Points
International	(9.5) Points	(4.6) Points	(3.4) Points	(1.6) Points	(1.5) Points
Total Jet	(3.2) Points	(2.0) Points	(1.4) Points	(0.2) Points	0.7 Points
Cont'l. Express	1.2 Points	2.2 Points	1.3 Points	(0.1) Points	2.8 Points

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NOVEMBER 2001 PERFORMANCE/PAGE 3

PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	2,822,842	3,240,160	(12.9) Percent

International	1,398,060	1,827,585	(23.5) Percent
Transatlantic	625,666	847,249	(26.2) Percent
Latin America	500,737	610,076	(17.9) Percent
Pacific	271,657	370,259	(26.6) Percent

Total Jet	4,220,902	5,067,745	(16.7) Percent

Cont'l. Express	281,013	264,446	6.3 Percent

AVAILABLE SEAT MILES (000)
Domestic	3,823,319	4,385,520	(12.8) Percent

International	2,092,342	2,594,312	(19.3) Percent
Transatlantic	912,627	1,183,972	(22.9) Percent
Latin America	719,904	881,736	(18.4) Percent
Pacific	459,812	528,604	(13.0) Percent

Total Jet	5,915,661	6,979,831	(15.2) Percent

Cont'l. Express	442,304	424,696	4.1 Percent

PASSENGER LOAD FACTOR
Domestic	73.8 Percent	73.9 Percent	(0.1) Points

International	66.8 Percent	70.4 Percent	(3.6) Points
Transatlantic	68.6 Percent	71.6 Percent	(3.0) Points
Latin America	69.6 Percent	69.2 Percent	0.4 Points
Pacific	59.1 Percent	70.0 Percent	(10.9) Points

Total Jet	71.4 Percent	72.6 Percent	(1.2) Points

Cont'l. Express	63.5 Percent	62.3 Percent	1.2 Points

CARGO REVENUE TON MILES (000)
Total	65,572	91,925	(28.7) Percent

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NOVEMBER 2001 PERFORMANCE/PAGE 4
YEAR-TO-DATE	2001	2000	Change
REVENUE PASSENGER MILES (000)
Domestic	35,261,425	36,235,675	(2.7) Percent

International	21,363,248	22,874,719	(6.6) Percent
Transatlantic	9,557,503	11,124,748	(14.1) Percent
Latin America	7,021,570	7,251,917	(3.2) Percent
Pacific	4,784,175	4,498,054	6.4 Percent

Total Jet	56,624,673	59,110,394	(4.2) Percent

Cont'l. Express	3,107,688	2,695,495	15.3 Percent

AVAILABLE SEAT MILES (000)
Domestic	48,562,295	48,904,563	(0.7) Percent

International	29,710,928	30,115,420	(1.3) Percent
Transatlantic	12,868,779	13,991,346	(8.0) Percent
Latin America	9,802,697	10,071,184	(2.7) Percent
Pacific	7,039,452	6,052,890	16.3 Percent

Total Jet	78,273,223	79,019,983	(0.9) Percent

Cont'l. Express	4,982,519	4,324,499	15.2 Percent

PASSENGER LOAD FACTOR
Domestic	72.6 Percent	74.1 Percent	(1.5) Points

International	71.9 Percent	76.0 Percent	(4.1) Points
Transatlantic	74.3 Percent	79.5 Percent	(5.2) Points
Latin America	71.6 Percent	72.0 Percent	(0.4) Points
Pacific	68.0 Percent	74.3 Percent	(6.3) Points

Total Jet	72.3 Percent	74.8 Percent	(2.5) Points

Cont'l. Express	62.4 Percent	62.3 Percent	0.1 Points

CARGO REVENUE TON MILES (000)
Total	852,032	1,003,101	(15.1) Percent

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NOVEMBER 2001 PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL RESULTS
NOVEMBER	2001	2000	Change
On-Time Performance*	85.9%	80.0%	5.9 Points

Completion Factor**	99.5%	99.6%	(0.1) Points

PRELIMINARY RASM CHANGE

November 2001 estimated year-over-year RASM Change			(17-19) Percent

November 2001 estimated average price per gallon of fuel, excluding fuel taxes			66 cents

* Department of Transportation Arrivals within 14 minutes

** System Mileage Completion percentage

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